UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 24, 2018 (January 23, 2018)
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)
[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Shareholders (“Annual Meeting”) of Becton, Dickinson and Company ("BD") was held on January 23, 2018. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Item No. 1: All of the Board of Directors’ nominees for director were elected to serve for a term of one year and until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
Catherine M. Burzik	181,838,712	396,011	193,110	22,051,642
R. Andrew Eckert	181,397,196	810,263	220,374	22,051,642
Vincent A. Forlenza	175,320,986	6,595,040	511,807	22,051,642
Claire M. Fraser	180,220,018	1,922,077	215,739	22,051,642
Christopher Jones	181,754,783	433,683	239,366	22,051,642
Marshall O. Larsen	177,509,354	4,689,592	228,887	22,051,642
Gary A. Mecklenburg	177,252,447	4,924,708	250,678	22,051,642
David F. Melcher	181,395,664	778,179	253,990	22,051,642
Willard J. Overlock, Jr.	175,740,608	6,413,574	273,651	22,051,642
Claire Pomeroy	181,235,694	960,909	231,230	22,051,642
Rebecca W. Rimel	181,323,801	925,961	178,071	22,051,642
Timothy M. Ring	180,662,688	1,507,137	258,008	22,051,642
Bertram L. Scott	177,363,501	4,809,359	254,973	22,051,642
Item No. 2: The appointment of Ernst & Young as BD’s independent registered public accounting firm for fiscal year 2018 was ratified by the shareholders by the votes set forth in the table below.

For	Against	Abstain
199,034,587	5,231,650	213,239
Item No. 3: The shareholders approved, on an advisory, non-binding basis, the compensation of BD’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
173,791,716	8,100,379	535,738	22,051,642

Item No. 4: A shareholder proposal regarding an amendment to the Company's proxy access by-law was not approved by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
50,135,096	131,510,881	781,856	22,051,642

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: January 24, 2018